Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe such information is inaccurate.

LONG FOCUS CAPITAL, LLC

By:
/s/ A. Glenn Helmers
Name: A. Glenn Helmers
Title: Managing Member

CONDAGUA, LLC

By:
/s/ A. Glenn Helmers
Name: A. Glenn Helmers
Title: Managing Member

LONG FOCUS CAPITAL MANAGEMENT, LLC

By:
/s/ John B. Helmers
Name: John B. Helmers
Title: Managing Member

A. GLENN HELMERS

/s/ A. Glenn Helmers
A. Glenn Helmers

JOHN B. HELMERS

/s/ John B. Helmers
John B. Helmers

CUSIP No. 549333201	13G	Page 12 of 13 Pages